EXHIBIT 10.2

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is entered as of November 13, 2008 (the “Effective Date”) by and between Russakow, Ryan, & Johnson, a Professional Law Corporation (“Sublessor”) and BioLargo, Inc., a Delaware corporation (“Subtenant”). Sublessor and Subtenant may collectively be referred to as the “Parties.”

WHEREAS, Sublessor entered into a lease agreement dated April 12, 2006 (as amended April 19, 2007, March 27, 2008 and April 30, 2008), between Sublessor and Century Centre LLC, a Nevada limited liability company (“Landlord”) for a term ending on December 31, 2009 (the “Master Lease”), a copy of which attached hereto as Exhibit A; and

WHEREAS, Sublessor and Subtenant wish to enter into this Sublease.

NOW, THEREFORE, the Parties agree as follows:

PREMISES: Sublessor hereby subleases the premises located at: 2603 Main Street, Suite 1155, Irvine, Orange County, California (the “Subleased Premises”) to Subtenant. The parties acknowledge that Sublessor leases from Landlord an additional suite (Suite 1190) pursuant to the Master Lease, and that the Subleased Premises do not include Suite 1190.

SUBLEASE TERM: The Sublease will begin on the Effective Date and will continue on a month-to-month basis (the “Sublease Term”), terminable upon 30 days notice by either party. The Sublease will automatically terminate upon termination of the Master Lease.

LEASE PAYMENTS: Subtenant shall pay each month to Sublessor during the Sublease Term rent (“Rent”) in respect of Subleased Premises consisting of (i) “Base Rent” in the amount of $7,673.40 per month from the Effective Date through December 31, 2008 and $6,820.80 per month from January 1, 2009 through December 1, 2009, (ii) the “Project Operating Costs” in the amount of $67.81 per month (subject to adjustment pursuant to the terms of the Master Lease), and (iii) “Parking Charges” in the amount of $225.00 per month (as each of those terms are defined in the Master Lease). In addition to the Rent, Subtenant shall pay to Sublessor any additional incidental charges (the “Incidental Charges”) invoiced by Landlord to Sublessor with respect to the Subleased Premises for work requested by Subtenant. Subtenant shall pay the Rent and the Incidental Charges by the 10th business day of each month at the offices of the Sublessor located at 225 South Lake Avenue, Suite 1000, Pasadena, CA 91101, or at any other address designated by Sublessor. If the Sublease Term does not start on the first day of the month or end on the last day of a month, the Rent will be prorated accordingly.

Subtenant may pay the Rent and Incidental Charges to Sublessor, at Subtenant’s sole option, in (i) cash or (ii) shares of Subtenant’s common stock, valued at the average of the closing price for the ten trading days preceding and including the last day of the preceding month (the “Average Closing Price”). The number of shares payable in any one month shall be equal to the amount owed to Sublessor in the particular month divided by the Average Closing Price. Sublessor will be required to execute additional paperwork (including without limitation accredited investor representations) and comply with Federal and applicable state securities laws in the event securities are issued to Sublessor.

LANDLORD’S CONSENT: The Master Lease requires Landlord’s consent to this Sublease. Attached hereto as Exhibit B is the form of Consent to Sublease (the “Consent”) to be executed by the Landlord concurrently with the execution of this Sublease. The parties acknowledge that with respect to the Subleased Premises, the Consent provides that, in the event Sublessor defaults on the Master Lease with respect to the Subleased Premises, Landlord may require Subtenant to pay the Rent due for the Subleased Premises directly to Landlord. Sublessor agrees that in the event the Landlord so requires, the payment of Rent directly to Landlord by Subtenant shall not constitute a breach of this Sublease.

LATE CHARGES: If any amount under this Sublease is more than 10 days late, Subtenant agrees to pay a late fee of $300,00.

INSUFFICIENT FUNDS: Subtenant agrees to pay the charge of $65.00 for each check that is returned for lack of sufficient funds.

BUSINESS TAXES: Subtenant shall pay all business taxes in respect of the business carried on in or upon the Subleased Premises.

SECURITY DEPOSIT: Not required.

QUIET ENJOYMENT: Subtenant shall be entitled to quiet enjoyment of the Subleased Premises, and neither Sublessor nor Landlord will interfere with that right, as long as Subtenant pays the Rent in a timely manner and performs all other obligations under this Sublease.

POSSESSION AND SURRENDER OF PREMISES: Subtenant shall be entitled to possession of the Subleased Premises on the first day of the Sublease Term. At the expiration of the Sublease, Subtenant shall peaceably surrender the Subleased Premises to Sublessor or Sublessor’s agent in good condition, as it was at the commencement of the Sublease, reasonable wear and tear excepted.

CONDITION OF PREMISES: Subtenant or Subtenant’s agent has inspected the Subleased Premises, the fixtures, the grounds, building and improvements (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with the requirements of the Americans with Disabilities Act) and acknowledges that the Subleased Premises are in good and acceptable condition and suitable for Subtenant’s intended use. If at any time during the term of this Sublease, in Subtenant’s opinion, the conditions change, Subtenant shall promptly provide reasonable notice to Sublessor.

OBLIGATIONS UNDER MASTER LEASE: Subtenant acknowledges the receipt of a copy of the Master Lease. Subtenant agrees to abide by all covenants and obligations of Sublessor in the Master Lease with respect to the Subleased Premises. Furthermore, Subtenant will avoid actions or inactions that would constitute a breach or default of Sublessor’s obligations in the Master Lease with respect to the Subleased Premises.

SEVERABILITY: If any part or parts of this Sublease shall be held unenforceable for any reason, the remainder of this Sublease shall continue in full force and effect. If any provision of this Sublease is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

BINDING EFFECT: The covenants and conditions contained in the Sublease shall apply to and bind the parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

ENTIRE AGREEMENT: This Sublease constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Sublease. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Sublease. This Sublease may be modified in writing and must be signed by both Parties.

GOVERNING LAW: This Sublease shall be governed by and construed in accordance with the laws of the State of California.

NOTICE: Any notice required or otherwise given pursuant to this Sublease shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, if to Subtenant, at the Subleased Premises and if to Sublessor, to 225 South Lake Avenue, Suite 1000, Pasadena, CA 91101. Either party may change such addresses from time to time by providing notice as set forth above.

WAIVER: The failure of either party to enforce any provisions of this Sublease shall not be deemed a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Sublease. The acceptance of rent by Sublessor or Landlord does not waive Sublessor’s right to enforce any provisions of this Sublease.

LEGAL FEES: In the event of any legal action by the parties arising out of this Sublease, the losing party shall pay the prevailing party reasonable attorneys’ fees and costs in addition to all other relief.

ADDITIONAL PROVISIONS

The parties have agreed that Sublessor shall have the right, upon reasonable notice to Subtenant, to meet with clients and potential clients at the Subleased Premises.

Subtenant shall have the use of Sublessor’s marble conference table and five (5) brown leather conference chairs for the term of this Sublease; this furniture shall be delivered to the Subleased Premises at Sublessor’s expense. Sublessor shall leave at the Subleased Premises for Subtenant’s use the existing NEC digital phone system and three executive desks.

IN WITNESS WHEREOF, the parties have caused this Sublease to be executed the day and year first above written.

SUBLESSOR:	SUBTENANT:

/s/ Mark Russakow	/s/ Dennis P. Calvert
Mark Russakow, President	Dennis P. Calvert, President and CEO
Russakow, Ryan & Johnson, a PLC	BioLargo, Inc.

EXHIBIT A

MASTER LEASE

June 26, 2006

Mr. Mark Russakow, Secretary

RUSSAKOW, RYAN & JOHNSON

225 S. Lake Avenue, 8th Floor

Pasadena, CA 91101

RE:	Your lease at:
CENTURY CENTRE
2603 Main, Suite 1155 Irvine, CA 92614

Dear Mr. Russakow:

Welcome to Century Centre! Enclosed please find a fully executed copy of your Lease.

By way of introduction, Olen is a commercial real estate development firm with a current inventory of office, industrial, research and development facilities in excess of five million square feet. Should you require additional space at any time, we will be happy to show you other Olen space whenever it is convenient.

I would like to take this opportunity to introduce your Property Manager, Carolyn McBride, who should be contacted at (949) 474.8300 or by e-mail at cmcbride@olenproperties.com, at least seventy-two hours prior to your move-in, so that Olen can schedule supervisory personnel and prepare the existing elevator for your moving company. In the event you require access to your Premises for telephone and/or cable installation prior to your move-in date, please give Carolyn twenty-four hours prior notice to make the necessary arrangements. As a reminder, the Lessee is responsible for the activity of the moving company while on the Premises. You may also contact Carolyn regarding any property management needs that may arise during the course of your lease term.

As a reminder, your next monthly rent payment will be due on August 1, 2006, and we do not invoice on a monthly basis. Please remit rent payments to: Century Centre LLC, File 50126, Los Angeles, CA 90074-0126. For billing inquiries, please contact your accounting representative Kieu-Von Do at 949.719.7241, or by e-mail at kdo@olenproperties.com.

We at Olen Commercial Realty Corp. look forward to your tenancy. If I may be of further assistance in the coming months, please do not hesitate to call.

Sincerely,

OLEN COMMERCIAL REALTY CORP.

/s/ Natalia Olenicoff
Natalia Olenicoff
Director, Asset Management

NO/js

Enclosure:            Lease

cc: Mr. Greg Brown, Cushman & Wakefield (with copy of Lease)

Seven Corporate Plaza • Newport Beach, CA 92660

(949) 644-OLEN • Fax (949) 719-7200

www. olenproperties.com

This Lease between CENTURY CENTRE LLC, A NEVADA LIMITED LIABILITY COMPANY (“Landlord”), and RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION (“Tenant”), is dated April 12, 2006.

1. LEASE OF PREMISES

In consideration of the rent (as defined at Section 5.3) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described at Section 2.1. The Premises are located within the Building and Project described in Section 2.m. Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Area (as defined at Section 2.e).

2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a. Base Rent (initial): $81,849.60 per year

b. Base year: The calendar year of 2006

c. Broker(s)

Landlord’s:	Greg Brown, Cushman & Wakefield

Tenant’s:	N/A

d. Commencement Date: July 1, 2006

e. Common Areas: The building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f. Expiration Date: June 30, 2007 unless otherwise sooner terminated in accordance with the provisions of this Lease.

g. Landlord’s Mailing Address:	Century Centre LLC
7 Corporate Plaza, Newport Beach, CA 92660

Tenant’s Mailing Address	2603 Main Street, Suite 1155, Irvine, CA 92614

h. Monthly Installments of Base Rent (Initial): $6,820.80 per month

Rent Payments. Rent payments are due on the first of each month, made payable to Century Centre LLC

Please remit Rent Payments to: Century Centre LLC

File 50126, Los Angeles, CA 90074-0126.

LANDLORD DOES NOT INVOICE ON A MONTHLY BASIS.

i.	Security Deposit (Article 7): $6,820.80

j.	Upon execution hereof Tenant shall pay Landlord $13,641.60; $6,820.80 as monthly remittance for July 1-31, 2006 and $6,820.80 Security Deposit equal to the last month’s remittance.

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k. Parking: Tenant shall be permitted, upon payment of the then prevailing monthly rate (as set by Landlord from time to time) to park 4:1,000 cars on a nonexclusive basis at area(s) designated by Landlord for parking in the Project’s parking structure. Unreserved parking will be available at $65.00 per stall, per month, and reserved parking will be available at $125.00 per stall, per month during the Lease Term. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord’s parking operator. Landlord reserves the right to separately charge Tenant’s guests and visitors for parking, and said parking rates are $1.00 per twenty minute period with a maximum rate of $10.00 per day with the first fifteen minutes free. Parking rates are subject to periodic increases with market parameters. NO OVERNIGHT PARKING SHALL BE ALLOWED; AT LESSOR’S DISCRETION, VIOLATORS MAY BE TOWED AT VEHICLE OWNER’S EXPENSE.

l. Premises: That portion of the Building containing approximately 2,842 square feet of Rentable Area, shown by diagonal lines on Exhibit “A”, located on the eleventh (11th) floor of the Building and known as Suite 1155.

m. Project: The building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 2603 Main Street, Irvine, CA 92614 and further described on Exhibit “A”. The Project is known as Century Centre.

n. Rentable Area: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o. State: The State of California.

p. Tenant’s Proportionate Share: Tenant’s Proportionate Share of Building is 1.27% (2603 contains total Rentable Area of 223,782 square feet). Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of two (2) building(s) containing a total Rentable Area of 447,579 square feet.

q. Tenant’s Use Clause (Article 8): General office as approved by the City of Irvine.

r. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA

See Addenda: A, B, C, and Exhibits A, and A-1 attached hereto and made a part hereof by reference.

4. DELIVERY OF POSSESSION

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be Impaired, but Rent shall be abated until delivery of possession. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

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5.2. Project Operating Costs

a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant’s Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord. In addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant’s Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.2b.

(1) The term “Project Operating Costs” shall include all those items described in the following subparagraphs (a) and (b).

(a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety-five percent (95%) of the Rentable Area occupied, then the “taxes” component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least ninety-five percent (95%) occupied.

(b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project); (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager’s office; (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (11) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project is occupied, the “operating costs” component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least ninety-five percent (95%) occupied.

(2) Tenant’s Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

(a) Beginning with the calendar year following the Base Year and for each calendar year thereafter (“Comparison Year”), Tenant shall pay Landlord an amount equal to Tenant’s Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the “Excess Expenses”.

(b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord’s request, pay as additional rent during each Comparison Year, an amount equal to Tenant’s Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the

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month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant’s Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

(c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant’s Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant’s Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant’s Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.2 shall survive the Expiration Date.

(d) Tenant’s Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

(e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord’s certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original statement overstated Project Operating Costs by more than five percent (5%).

5.3. Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the “Rent”). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.4 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.5 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. INTEREST AND LATE CHARGES

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

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7. SECURITY DEPOSIT

Tenant agrees to deposit with Landlord the Security Deposit set forth at Article 2.1 upon execution of this Lease, as security for Tenant’s faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such Deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord. If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or falls to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage (including, but not limited to, past or future rent) sustained by Landlord as a result of Tenant’s default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited: Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit. Tenant hereby expressly waives any and all rights it may have with respect to a security deposit under California Civil Code Section 1950.7(c), or any similar, related or successor provision of law.

NOTE: Security Deposit shall not be applied toward the last month’s rent. In no event shall the Security Deposit on hand be less than an amount equal to the then last month’s rent.

8. TENANT’S USE OF THE PREMISES

Tenant shall use the Premises solely for the purposes set forth in Tenant’s Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition, or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant’s own expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion (currently Monday through Friday 8:00 a.m. to 6:00 p.m., excepting nationally recognized holidays, and Saturdays from 8:00 a.m. to 1:00 p.m.), and subject to the Rules and Regulations of the Building or Project, electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditioning (“HVAC”) as required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord’s charges therefor on demand (currently $45.00 per hour). Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use

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of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises. Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system. Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent. Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electrical current consumed. The cost of any such meter and of its Installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense.

Nothing contained in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

10. CONDITION OF THE PREMISES

Tenant’s taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE

a. Landlord’s Obligations. Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

b. Tenant’s Obligations

(1) Tenant at Tenant’s sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

(2) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant’s Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant’s Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

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(3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

e. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or the premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises.

g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant’s expense.

12. ALTERATIONS AND ADDITIONS

a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned on Tenant’s removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord’s option, require that any such work be performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord’s contractor, an administrative fee of fifteen percent (15%) of the cost of the work.

b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant’s leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may by filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic’s and materialmen’s liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

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d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant’s equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY

a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Addendum B and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15. CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises:

a. To name the Building and Project and to change the name or street address of the Building or Project;

b. To install and maintain all signs on the exterior and interior of the Building and Project;

c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes:

d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e. To enter the Premises, for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises of the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

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b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant’s notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

(2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

(4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

(5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100ths Dollars ($150.00) plus any attorneys’ fees reasonably incurred by Landlord in connection with such act or request.

17. HOLDING OVER

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied). Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the “Monthly Installments of Base Rent” payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

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18. SURRENDER OF PREMISES

a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord’s request, remove Tenant’s Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19. DESTRUCTION OR DAMAGE

a. If the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord’s opinion, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold improvements and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20. EMINENT DOMAIN

a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s personal property.

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c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property.

21. INDEMNIFICATION

a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant’s use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22. TENANT’S INSURANCE

a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord’s request any mortgagee of Landlord or other entities (i.e. management companies), as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included with the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers’ compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of

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the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant’s insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living.

23. WAIVER OF SUBROGATION

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT

This Lease and Tenant’s interests and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created, on or against the Project, the Building or the Premises by Landlord, and all amendments, restatements, renewals, modifications, consolidations, refinancings, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees upon demand to execute, acknowledge and deliver such instruments and other documents confirming such subordination as shall be requested by any such holder and Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute any such instruments and other documents for and on behalf of Tenant. In the event of the enforcement by any mortgagee or holder of any security agreement (“Successor Landlord”) of the remedies provided for by law, mortgage, or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of the Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Base Rent or Additional Rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (b) any amendment or modification of this Lease, or any waiver of the terms of this Lease, made without the written consent of such Successor Landlord, (c) any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment; (d) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, If any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to such Successor Landlord; (iii) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to a former Landlord; or (e) any consensual or negotiated surrender, cancellation, or termination of this Lease. In whole or in part, agreed upon between former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease or consented to in writing by Successor Landlord. Upon request by such Successor Landlord, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth, and Tenant hereby Irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such Instruments and certificates. This Lease is further subject to and subordinate to all matters of record. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by written notice to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording, and in that event, such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, mortgages, security deeds, security assignments and any other instrument which creates a lien. Any reference to the “holder” of such mortgage shall be deemed to include the beneficiary under a deed of trust.

25. TENANT ESTOPPEL CERTIFICATES

Within ten (10) days after written request from Landlord, or Landlord’s designee, Tenant shall execute and deliver to Landlord, Landlord’s designee or the holder of any mortgage, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other

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matters relating to this Lease as may be reasonably requested by Landlord or the holder of a mortgage. Any such statement may be relied upon by a purchaser, assignee, lender, the holder of a mortgage and its successors and/or assigns. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month’s Rent has been paid in advance.

26. TRANSFER OF LANDLORD’S INTEREST

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT

27.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a. If Tenant abandons or vacates the Premises accompanied by non-payment of Rent; or

b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable; or

c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

d. If a writ of attachment or execution is levied on this Lease or on any of Tenant’s Property; or

e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed unterminated for a period of forty-five (45) days; or

g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.

27.2. Remedies. In the event of Tenant’s default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do the following:

a. Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

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If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter occurring, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker’s commissions.

“The worth at the time of the award” as used in subparagraphs 1 and 2, is to be computed by allowing interest at the rate of ten percent (10%) per annum. “The worth at the time of the award” as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3. Landlord’s Default. If Landlord falls to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal, or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any holder of a mortgage) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker(s) listed in Article 2.c. of this Lease. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

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29. NOTICES

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord’s Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS

In the event of imposition of federal, state or local government controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby, In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31. RELOCATION OF PREMISES

Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following:

a. The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Premises described in this Lease, and if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.

b. Landlord shall give Tenant at lease thirty (30) days written notice of Landlord’s intention to relocate the Premises.

c. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the “Premises” under this Lease.

d. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

e. If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.

f. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, If any.

32. QUIET ENJOYMENT

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease or other agreement to which this Lease may be subordinate.

33. OBSERVANCE OF LAW

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

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34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this lease.

35. CURING TENANT’S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction and in such event, Tenant’s only remedies therefor shall be an action for specific performance. Injunction or declaratory judgment to enforce any right to such consent, etc.

h. Corporate Authority. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

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j. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant’s Representation. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgage Protection. Tenant agrees to send by certified or registered mail to any holder of a mortgage whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then Tenant shall provide written notice of such failure to the holder of the mortgage and such holder shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder of the mortgage shall have such additional time to cure the default as is reasonably necessary under the circumstances. Notwithstanding anything to the contrary contained herein, the holder of the mortgage shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that such holder agrees or undertakes otherwise in writing.

n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r. Time of the Essence. Time is of the essence of this Lease.

s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

t. Terminology. For purposes of this Lease the term “Landlord” shall be interchangeable with “Lessor” and the term “Tenant” shall be interchangeable with “Lessee”.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

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The Parties hereto have executed this Lease as of the dates set forth below.

Date:	6/26/06	Date:	6/6/06

Landlord:	CENTURY CENTRE LLC A NEVADA LIMITED LIABILITY COMPANY	Tenant:	RUSSAKOW, RYAN & JOHNSON A PROFESSIONAL LAW CORPORATION

By:	/s/ Jayne Taylor	By:	/s/ Mark Russakow
Name:	Jayne Taylor	Name:	Mark Russakow
Title:	Vice President/CFO	Title:	Secretary

Landlord’s Mailing Address:	Tenant’s Mailing Address:
7 Corporate Plaza	2603 Main Street, Suite 1150
Newport Beach, CA 92660	Irvine, CA 92614

Management Office Address:
2603 Main Street, Suite 650
Irvine, CA 92614
Tel: 949.474.8300
Fax: 949.474.2040

Rent Payment Address:
Century Centre LLC
File 50126
Los Angeles, CA 90074-0126

Telephone/Facsimile:	949.644.6536/949.719.7200	Telephone/Facsimile:
Federal ID No.	72-1591560	Federal ID No.

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ADDENDUM “A”

TO LEASE DATED:	APRIL 12, 2006

BY AND BETWEEN:	CENTURY CENTRE LLC, A NEVADA LIMITED LIABILITY COMPANY

AS LANDLORD; AND:	RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION AS TENANT

1.	SIGN CRITERIA

Except for Tenant’s name on the directory board in the Building lobby and identify sign at the entry doors of the Premises (which signs shall be consistent with the Building’s signage program), Tenant shall have no right to place any sign upon the premises, the Building, Site or Project or which can be seen from outside the Premises. No logos, electrical or audible signs, advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the doors, exterior walls, or interior common area walls of the Premises.

A.	MASTER LOBBY DIRECTORY:

(1)	Each suite shall be entitled to one line of copy on the lobby directory.

(2)	Copy to be at Landlord’s expense.

B.	SUITE DOOR SIGN:

(1)	Each suite shall be allowed one identity sign.

(2)	The sign shall be installed at Landlord’s expense.

2.	NO TELEMARKETING

Tenant warrants to Landlord that its “use” of the subject Premises shall NOT be for the operation of a telemarketing business, although some business-to-business targeted marketing involving the use of telephone research, surveying and prospecting techniques may be employed. Tenant acknowledges that Landlord does not allow “boiler-room” telemarketing businesses as an acceptable “Use” for this or any other location in Landlord’s properties and Tenant therefore understands and agrees its total number of employees shall not adversely impact the Project parking, or usage of the common areas, or exceed that which would be reasonably expected for normal general office use in a facility of this size, and that non-compliance of these issues shall constitute a material breach of this Lease.

3.	EXTERIOR STORAGE

Tenant shall neither store, nor permit to be stored any goods, machinery, merchandise, equipment, or any other items whatsoever in the parking lot or any other common area adjacent to or in the Building. Tenant may only place or store items wholly within its leased Premises.

ADDENDUM “A”

4.	SUITE REFURBISHMENT

Tenant is accepting Premises in “as is” condition with respect to Suite Refurbishment.

Landlord shall repaint and recarpet subject Premises with Tenant’s choice of Landlord’s standard paint and carpet and at Tenant’s sole cost and expense. Tenant shall pay Landlord said costs prior to commencement of any work. Landlord will make every reasonable effort to complete this work as soon as reasonably possible after receipt of signed leases and move-in monies, and estimates said work to take approximately three (3) weeks from date of receipt of signed leases and move-in monies, but Landlord can make no guaranty of a specific date of completion.

ADDENDUM “B”

RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Tenant shall be entitled to one line on the Building lobby directory to identify Tenant.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord’s janitorial contractors in accordance with the provisions of Section 16.1(d) of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by the janitors or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

7. Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant’s own expense. No machines other than standard office machines, such as typewriters and calculators, photo copiers, personal computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.

8. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

Addendum “B”

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall close window coverings at the end of each business day.

13. Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building, Site or Project; (b) change the address of the Building or Project, and/or (c) install, replace or change any signs in, on or about the Common Areas, the Building or Site (except for Tenant’s signs, if any, which are expressly permitted by the Lease).

14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant’s computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

Addendum “B”

19. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

20. Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

23. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

27. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project or Building.

31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

Addendum “B”

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

33. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

34. Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Project.

PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Addendum “B” is attached, the following rules and regulations shall apply with respect to the use of the Building’s parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

Addendum “B”

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. Tenants continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense

CENTURY CENTRE | 2,842 SQUARE FEET
2603 MAIN STREET | [illegible] | $ RSF/MO
IRVINE, CA

Landlord's Initials

EXHIBIT "A-1"

Tenant's Initials

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“Amendment”) is made as of this 19th day of April, 2007 by and between CENTURY CENTRE LLC, A NEVADA LIMITED LIABILITY COMPANY (“Landlord”), and RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S:

A. Landlord and Tenant previously entered into that certain Office Lease dated April 12, 2006 for certain Premises commonly known as 2603 Main Street, Suite 1155, Irvine, CA 92614.

B. Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

C. The Term is scheduled to expire June 30, 2007 and Landlord and Tenant desire to amend the Lease to extend the Term upon the terms and conditions set forth below.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Extended Term. The Term is hereby extended for an additional Eighteen (18) months commencing on July 1, 2007 and expiring on December 31, 2008 (the “Extended Term”).

2. Monthly Base Rent. During the Extended Term, Tenant shall continue to pay Monthly Base Rent for the Premises at the rate of $7,389.20 per month (subject to annual adjustment as described herein).

3. Project Operating Costs and Real Estate Taxes. During the Extended Term, Tenant shall continue to pay Tenant’s Share of Project Operating Costs and Real Estate Taxes in accordance with the Lease. Tenant’s current Monthly Operating Costs and Real Estate Taxes are 67.81, which amounts are subject to adjustment pursuant to the terms of the Lease.

4. Parking Charges. During the Extended Term, Tenant shall continue to pay Parking charges of $225.00, which amounts are subject to adjustment pursuant to the terms of the Lease.

Amendment to Lease and Lease Extension

Tenant Name: Russakow, Ryan & Johnson

Date: April 19, 2007

5. Total Monthly Rent. During the Extended Term, Lessee shall pay an initial total Monthly Rent of $7,682.00.

6. Security Deposit. The Security Deposit shall be increased to $7,966.21 to equal the last month of the total Monthly Rent.

7. Condition of Premises. Tenant hereby accepts the Premises AS-IS and without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises.

8. Addendum C, Annual Rent Adjustment. The Monthly Base Rent shall be adjusted annually as follows:

Commencing on July 1, 2008 and continuing through December 31, 2008, the Monthly Base Rent shall be $7,673.40* per month.

* Note: This amount does not include Project Operating Costs and Real Estate Taxes and Parking Charges, which amounts are subject to change pursuant to the terms of the Lease.

It is further agreed that all other terms and conditions contained in said Lease, other than as modified herein, shall remain in full force and effect.

AGREED AND ACCEPTED:			AGREED AND ACCEPTED:

LANDLORD:			TENANT:

CENTURY CENTRE LLC,			RUSSAKOW, RYAN &
A NEVADA LIMITED LIABILITY COMPANY			JOHNSON, A PROFESSIONAL
LAW CORPORATION

By:	/s/ Jayne Taylor	By:	/s/ Mark Russakow
	Jayne Taylor		Mark Russakow
	Vice President/CFO		Secretary

Date: 6/1/07			Date: 5/29/07

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Amendment”) is made as of this 27th day of March, 2008 by and between CENTURY CENTRE LLC, A NEVADA LIMITED LIABILITY COMPANY (“Landlord”), and RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S:

A. Landlord and Tenant previously entered into that certain Office Lease dated April 12, 2006 (the “Original Lease”) and First Amendment to Lease dated April 19, 2007 (the “First Amendment”) for certain Premises commonly known as 2603 Main Street, Suite 1155, Irvine, CA 92614 (the “Original Premises”).

B. Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

C. The Term is scheduled to expire December 31, 2008 and Landlord and Tenant desire to amend the Existing Lease, in order among other things, to extend the Term of the Existing Lease and to expand the Premises upon the terms and conditions set forth below.

D. Tenant desires to lease 1,810 rentable square feet of Additional Space (“Additional Space”) known as Suite 1190 on the eleventh (11th) floor of the Building, and as indicated in the attached Exhibit “A”. Landlord and Tenant desire to amend the Lease in order, among other things, to extend the term of the Original Premises and to reflect the addition of Suite 1190 to the Original Premises, as more particularly set forth below.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Extension of Lease Term for Original Premises (Suite 1155). The Term is hereby extended for an additional twelve (12) months commencing on January 1, 2009 and expiring on December 31, 2009.

2. Monthly Base Rent for Original Premises. During the Extended Term, Tenant shall continue to pay Monthly Base Rent for Suite 1155 at the rate of $6,820.80 per month.

3. Base Year for Original Premises. The Base Year for the Original Premises shall be changed to year 2009.

4. Parking Charges. During the Extended Term, Tenant shall continue to pay Parking charges of $225.00, which amounts are subject to adjustment pursuant to the terms of the Lease.

Second Amendment to Lease

Tenant Name: Russakow, Ryan & Johnson

Date: March 27, 2008

5. Total Monthly Rent. During the Extended Term, Lessee shall pay an initial total Monthly Rent of $7,045.80.

6. Condition of Premises. Tenant hereby accepts Suite 1155 AS-IS and without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises.

7. Additional Space (Suite 1190). On the date this Second Amendment is fully executed, Tenant shall lease from Landlord 1,810 rentable square feet on the eleventh (11th) floor of 2603 Main Street, Irvine, CA 92614 known as Suite 1190 depicted on Exhibit “A” attached hereto (the “Additional Space”). The term of the lease for the Additional Space shall commence five (5) days after written notice from Landlord that Suite Refurbishment has been completed, or May 1, 2008, whichever is later, and shall expire on December 31, 2009. Upon establishing a fixed Commencement Date for the Additional Space, an amendment shall be created defining said date, which will be attached hereto and will become hereof a part of the terms and conditions of this Lease.

Effective on the Commencement Date for the Additional Space, the total square footage for the Original Premises and the Additional Space shall be 4,652 rentable square feet.

8. Monthly Base Rent. Effective on the Commencement Date, the Monthly Base Rent for the Additional Space shall be $4,163.00 per month (subject to annual adjustments as described herein).

9. Tenant’s Prorata Share. Effective on the Commencement Date for the Additional Space, Tenant’s Prorata Share for the entire Premises of 4,652 rentable square feet shall be 2.08%.

10. Base Year for Additional Space. The Base Year for the Additional Space shall be year 2008.

11. Parking. Tenant shall have the right, to park 4:1,000 cars on a non-exclusive basis in the parking structure. Unreserved parking will be available at $65.00 per stall, per month, and reserved parking will be available at $125.00 per stall, per month, during the lease term. Landlord reserves the right to separately charge Tenant’s guests and visitors for parking, and said parking rates are $1.00 per twenty minute period with a maximum rate of $10.00 per day with the first fifteen minutes free. Visitor parking rates are subject to periodic increases with market parameters.

12. Addendum C, Annual Rent Adjustment. The Monthly Base Rent for the Additional Space shall be adjusted annually as follows:

Commencing on May 1, 2009 and continuing through December 31, 2009, the Monthly Base Rent for the Additional Space shall be $4,344.00* per month.

* Note: This amount does not include Project Operating Costs and Real Estate Taxes and Parking Charges, which amounts are subject to change pursuant to the terms of the Lease.

ADDENDUM TO SECOND AMENDMENT TO OFFICE LEASE

THIS ADDENDUM TO SECOND AMENDMENT TO OFFICE LEASE (the “Amendment”) is dated for reference purposes only, this 30th day April, 2008, by and between CENTURY CENTRE, LLC, A NEVADA LIMITED LIABILITY COMPANY, and RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION (“Tenant”) on the other hand, with reference to the facts set forth in the Recitals below.

R E C I T A L S :

A. Landlord and Tenant are parties to that certain Office Lease dated April 19, 2007 (the “Original Lease”), which was amended by that certain: (i) First Amendment to Office Lease dated as of April 19, 2007 (the “First Amendment”); and (ii) Second Amendment to Office Lease dated as of March 27, 2008 (the “Second Amendment”) (as amended, the “Lease”), pursuant to which Tenant leases from Landlord those certain Premises consisting of approximately 4,652 rentable square feet commonly known as Suites 1155 and 1190 of that certain building commonly known as 2603 Main Street, Irvine, California (the “Building”), and more particularly described in the Lease.

B. Landlord and Tenant hereby express their mutual desire and intent to amend the Term of the Second Amendment to Office Lease for the Additional Space of 1,810 rentable square feet known as Suite 1190, as follows:

(i)	The term of this Lease for the Additional Space known as Suite 1190 shall be for: Twenty (20) months.

(ii)	Original Commencement Date for the Additional Space was: Five (5) days after written notice from Landlord that Suite Refurbishment has been completed or May 1, 2008, whichever is later.

(iii)	Revised Commencement Date for the Additional Space is: May 1, 2008.

(iv)	Expiration Date for the Additional Space is: December 31, 2009.

Except as modified herein, all other terms and conditions of the Lease between the Parties above described, and attached hereto, shall continue in full force and effect.

LANDLORD:	CENTURY CENTRE, LLC
A NEVADA LIMITED LIABILITY COMPANY

	By:	/s/ Jayne Taylor
	Name:	Jayne Taylor
	Title:	Vice President/CFO

	Date:	6/3/08

TENANT:	RUSSAKOW, RYAN & JOHNSON
A PROFESSIONAL LAW CORPORATION

	By:	/s/ Mark Russakow
	Name:	Mark Russakow
	Title:	Secretary

Date:

EXHIBIT B

CONSENT TO SUBLEASE

CONSENT TO SUBLEASE

PARTIES TO CONSENT TO SUBLEASE:

The parties to the within “Consent to Sublease” dated November 13, 2008 (the “Effective Date”) are CENTURY CENTRE LLC, A NEVADA LIMITED LIABILITY COMPANY (“Landlord”); RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION (“Tenant”); BIOLARGO, INC., A DELAWARE CORPORATION (“Sub-Tenant”).

SUBLEASED PREMISES:

Landlord and Tenant are parties to a lease dated April 12, 2006 (as amended April 19, 2007, March 27, 2008 and April 30, 2008 (hereafter, the “Master Lease”) for the property located at 2603 Main Street (the “Property”), Suites 1155 (the “Subleased Premises”) and 1190 (“Suite 1190”), Irvine, CA 92614. The Subleased Premises are further subject to that certain Sublease Agreement dated as of November 13, 2008 between the Tenant and Sub-Tenant (the “Sublease”) and consist only of Suite 1155, and do not include any other part of the Property, including without limitation Suite 1190.

TERMS OF CONSENT TO SUBLEASE:

The Landlord hereby gives consent to the Tenant to sublet to the Sub-Tenant, pursuant to the Sublease, only the Subleased Premises at the Property, on a month-to-month basis, for the period of time beginning as of the Effective Date of this Consent to Sublease, and ending on December 31, 2009, under the following conditions:

(A)	Tenant Default - Landlord May Receive Rent directly from Sub-Tenant. If Tenant breaches any of the terms and provisions of the Master Lease as it pertains to the Subleased Premises, Landlord may elect to receive directly from Sub-Tenant all sums due or payable to Tenant by Sub-Tenant pursuant to the Sublease, so long as the Sublease is still in force and effect pursuant to its terms. Upon receipt of a written notice from Landlord referencing this section, Sub-Tenant shall thereafter pay to Landlord any and all sums becoming due or payable to Tenant under the Sublease, so long as the Sublease is still in force and effect pursuant to its terms.

(B)	No Implied Relationship between Landlord and Sub-Tenant. Neither the giving of written notice pursuant to clause (A) above by Landlord to Sub-Tenant nor the receipt of direct payments from Sub-Tenant to Landlord thereunder shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease.

(C)	No Assignment of Obligations. This Consent shall not serve as an assignment of any of the duties and/or obligations of the Landlord and/or Tenant contained in or arising out of the underlying Master Lease for the Subleased Premises and any and all duties and obligations contained therein shall remain in full force and effect despite the existence of this Consent to Sublease.

(D)	Tenant and Sub-Tenant understand and agree that all terms and conditions of the Master Lease by and between the Landlord and Tenant remain in full force and effect, and it is incumbent upon the Sub-Tenant herein to abide by its provisions, covenants and conditions, as such provisions, covenants and conditions relate to the Subleased Premises. The Landlord and Tenant acknowledge and agree that notwithstanding anything contained herein to the contrary, the Sub-Tenant’s duties and obligations are specific to the Subleased Premises only and that, accordingly, the Sub-Tenant shall have no duties or obligations, financial or otherwise, with respect to any portion of the Property other than the Subleased Premises, including but not limited to Suite 1190.

NOTICE OF DEFAULT:

Should an event of default occur, as defined in the Master Lease as it pertains to the Subleased Premises, notice and opportunity to cure shall be provided as follows:

To Tenant:
Name:	Mark Russakow, President
Russakow, Ryan & Johnson
Address:	255 S. Lake Ave, Floor 10, Pasadena, CA 91101-9546
Tel #:	626 683-8869

/s/ JT	/s/ MR
Landlord’s Initials	Tenant’s Initials

/s/ DC
Sub-Tenant’s Initials

Consent to Sublease

Tenant: Russakow, Ryan & Johnson, a Professional Law Corporation

Sub-Tenant: BioLargo, Inc.

Subleased Premises: Suite 1155

Date: November     , 2008

To Sub-Tenant:

Name:	Dennis Calvert, President and CEO
Biolargo, Inc.
Address:	2603 Main Street, Suite 1155, Irvine, CA 92614
Tel #:	949.643.9590

Landlord is under no obligation to provide any notices other than that described herein or in the Master Lease.

LANDLORD:

CENTURY CENTRE LLC, A NEVADA LIMITED LIABILITY COMPANY

By:	/s/ Jayne Taylor
Name:	Jayne Taylor
Title:	Vice President/CFO

Date:	11/12/08

TENANT:

RUSSAKOW, RYAN & JOHNSON, A PROFESSIONAL LAW CORPORATION

By:	/s/ Mark Russakow
Name:	Mark Russakow
Title:	President

Date:	11/11/08

SUB-TENANT:

BIOLARGO, INC., A DELAWARE CORPORATION

By:	/s/ Dennis P. Calvert
Name:	Dennis P. Calvert
Title:	President and CEO

Date:	11/11/08